SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C.  20549


                                   ___________

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


December 22, 1994

                Date of report (Date of earliest event reported)

                                 MASCOTECH, INC.
               (Exact Name of Registrant as Specified in Charter)


            Delaware                     1-12068          38-2513957
(State or Other Jurisdiction           (Commission      (IRS Employer
      of Incorporation)                File Number)     Identification No.)


21001 Van Born Road, Taylor, Michigan                       48180
(Address of Principal Executive Offices)                  (Zip Code)

                                 (313) 274-7405
               Registrant's telephone number, including area code

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ITEM 5.  OTHER EVENTS


      On December 22, 1994, the Registrant announced the planned disposition of a number of its businesses, including its Architectural Products and Defense businesses, and certain of its transportation-related businesses, as part of the Registrant's long-term strategic plan to increase the focus on its core operat-ing capabilities.

      The press release issued by the Registrant is filed as Exhibit 99.a hereto.

      The Registrant is filing herewith as Exhibit 99.b, an unaudited pro forma consolidated condensed balance sheet as of December 31, 1994 and an unaudited pro forma consolidated condensed statement of operations for the year ended December 31, 1994, which reflects the disposition of the Company's non-core businesses.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

      (c)   Exhibits.  The following Exhibits are filed herewith:

            99.a        Press Release dated December 22, 1994.

            99.b Unaudited pro forma consolidated condensed balance sheet of MascoTech, Inc. as of December 31, 1994 and unaudited pro forma consolidated condensed statement of operations of MascoTech, Inc. for the year ended December 31, 1994.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                       MASCOTECH, INC.


                                       By /s/Timothy Wadhams
                                         Timothy Wadhams
                                         Vice President -
                                         Controller and Treasurer

Date:  May 15, 1995

                                  EXHIBIT INDEX


Exhibit No.           Description

      99.a        Press Release dated December 22, 1994.

      99.b Unaudited pro forma consolidated condensed balance sheet of MascoTech, Inc. as of December 31, 1994 and unaudited pro forma consolidated condensed statement of operations of MascoTech, Inc. for the year ended December 31, 1994.